POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David Richardson, Ian Boardman, Ian Hlatky and Jennifer Gossen, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, a Form ID in accordance with Section 19(a) of the Securities Act of 1933 (15 U.S.C. 77s(a)), Sections 13(a) and 23(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) and 78w(a), Section 319 of the Trust Indenture Act of 1939 (15 U.S.C. 77sss), Section 20 the Public Utility Holding Company Act of 1935 (15 U.S.C. 79t) and Sections 30 and 38 of the Investment Company Act of 1940 (15 U.S.C. 80A-29 and 80A-37), and the rules and regulations thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and timely file such form with the United States Securities and Exchange Commission; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing the Form ID and agrees to reimburse such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Form ID with respect to obtaining access codes to file on EDGAR, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of California without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2015.

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Signature

John Nolan
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